SECURITIES AND EXCHANGE COMMISSION

                                  WASHINGTON, D. C. 20549

                                          FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): December 17, 2003
                                                         -----------------




                            IMPERIAL PETROLEUM, INC.

             (Exact name of registrant as specified in its charter)




         NEVADA                 0-9923                         95-338601
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(State or other          (Commission File No.)        (I.R.S. Employer
jurisdiction of                                       Identification No.)
incorporation)




11600 GERMAN PINES DRIVE, EVANSVILLE, IN                          47725
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(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code:    (812) - 867-1433
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ITEM 1. Changes in Control:

None.

ITEM 2. Acquisition or Disposition of Assets:

Registrant entered into and closed the sale of 23,885,000 shares of the common stock of Powder River Basin Gas Corp., representing approximately 51.5% of the issued and outstanding shares of Powder River on December 17, 2003 in connection with an Stock Purchase Agreement ("Agreement") (See "Stock Purchase Agreement" included herein) between Registrant and Renard Resources, Inc. ("Renard"). In connection with the Agreement, Registrant (1.) retained 1,500,000 shares of the common stock of Powder River Basin Gas Corp.; (2.) received $175,000 in cash less $17,500 broker's fees; (3.) received an assignment of a 12.5% carried working interest in and unto the leases owned by Powder River; (4.) received a secured promissory note from Powder River in the amount of $47,884.47, secured by stock owned by Renard; (5.) received a commitment from Renard to make available to Powder River up to $750,000 in development capital and (6.) received a commitment from Renard to acquire the convertible notes of Powder River in the amount of $315,000. Mr. Jeffrey T. Wilson resigned as an officer and director of Powder River and Mr. Brian Fox, president of Renard, was appointed president and sole director of Powder River. As a result of the sale, Powder River will no longer be a consolidated subsidiary of Registrant.

ITEM 7. Financial Statements and Exhibits:

Registrant is currently preparing financial statements to reflect the impact of the sale of control of Powder River and such financial statements shall be provided and filed in an amendment hereto as soon as practical but in no event after sixty calendar days from the date of this filing.

                                         SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Imperial Petroleum, Inc.



By: ___________________

Jeffrey T. Wilson
President




Dated:  December 29, 2003